Exhibit 10.1

OMNIBUS AMENDMENT

TO

CERTAIN EQUITY AGREEMENTS WITH NON-EMPLOYEE DIRECTORS

This OMNIBUS AMENDMENT (the “Amendment”) is between SurModics, Inc., a Minnesota corporation (the “Company”), and *[Participant Name] (the “Participant”) amends certain equity award agreements previously entered into between the Company and Participant under the terms of the Company’s 2009 Equity Incentive Plan (the “Plan”). All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Plan.

Background

A. The Board of Directors (the “Board”) of the Company has approved an amendment to the Company’s board compensation policy in order to align its director compensation program with current corporate governance best practices.

B. In connection with amending the Company’s board compensation policy, the Board authorized the Company to enter into an agreement with each of the Company’s non-employee directors for the purpose of amending certain of the stock option agreements and restricted stock unit agreements previously granted to each such non-employee director. Schedule A attached hereto identifies the stock option agreements (the “Stock Option Agreements”) and the restricted stock unit agreements (the “Stock Unit Agreements”) that have been entered into between the Company and the Participant and that are being amended by this Amendment.

Agreement

NOW, THEREFORE, effective as of February 17, 2014, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment to Stock Option Agreements. Each of the Stock Option Agreements shall be amended by deleting Section 4 thereof in its entirety and replacing it with the following:

“4.	Exercise Schedule. Subject to the terms of the Plan, the Option will vest and become exercisable ratably on a monthly basis over the one-year period following the Grant Date. The number of shares as to which the Option is exercisable is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated, or been cancelled, the Participant (or that Participant’s Successor or Transferee) may exercise the Option and purchase all or any portion of the Shares then exercisable. The Options shall become fully vested and exercisable on the first anniversary of the Grant Date.”

Omnibus Amendment to Certain Equity Agreements with Non-Employee Directors

2. Amendment to Stock Unit Agreements. Each of the Stock Unit Agreements shall be amended as follows:

(a) Section 3(a) of each of the Stock Unit Agreements shall be deleted in its entirety and replaced with the following:

“3.	Vesting of Units.

(a) Scheduled Vesting. If you remain a Service Provider to the Company or any of its Affiliates continuously from the Grant Date specified on the cover page of this Agreement, then the Units will vest ratably on a monthly basis over the one-year period following the Grant Date. The Units shall become fully vested on the first anniversary of the Grant Date.”

(b) Section 4 of each of the Stock Unit Agreements shall be deleted in its entirety and replaced with the following:

“4.	Effect of Termination of Service. Except as otherwise provided in accordance with Section 3(b), if you cease to be a Service Provider prior to the first anniversary of the Grant Date, you will forfeit all unvested Units.”

3. No Other Amendment. All other provisions of the Stock Option Agreements and the Stock Unit Agreements not amended by this Amendment shall remain the same, in full force and effect.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the dates shown below.

SURMODICS, INC.		PARTICIPANT

By
	Name: Bryan K. Phillips	*[Participant Name]
Its: Sr. Vice President, General Counsel & Secretary

	Date:	Date:

Omnibus Amendment to Certain Equity Agreements with Non-Employee Directors

Schedule A

Participant: *[Participant Name]

The following is a list of (a) Stock Option Agreements, and (b) Stock Unit Agreements, that have been entered into between the Company and the Participant.

1.	Stock Option Agreements:

a.	*[List all Stock Option Agreements not fully vested and exercisable as of February 17, 2014]

2.	Restricted Stock Unit Agreements:

a.	*[List all Stock Unit Agreements not fully vested and exercisable as of February 17, 2014]